Exhibit 99.1

FOR THE SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF
GX Acquisition Corp.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Jay R. Bloom, Dean C. Kehler or the Chairperson of the special meeting (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2021 annual meeting (the “special meeting”) of stockholders of GX Acquisition Corp. (“GX”) to be held on [●], [●], 2021 at [●], Eastern time, virtually by means of the internet at https://www.cstproxy.com/gxacquisitioncorp/sm2021 and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting https://www.cstproxy.com/gxacquisitioncorp/sm2021, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing 1 888-965-8995 (toll-free within the U.S. and Canada) or +1 415-655-0243 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 19164162#, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement/prospectus are available at https://www.cstproxy.com/gxacquisitioncorp/sm2021. The proxy statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

GX Acquisition Corp. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.			Please mark vote as indicated in this ☒ example
(1)	The Business Combination Proposal – to consider and vote upon a proposal to approve and adopt the Merger Agreement, dated as of January 8, 2021 (as may be amended from time to time, the “Merger Agreement”), by and among GX, Alpha First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of GX (“First Merger Sub”), Alpha Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of GX (“Second Merger Sub”), and Celularity Inc., a Delaware corporation (“Celularity”), and the transactions contemplated thereby, pursuant to which (i) First Merger Sub will be merged with and into Celularity (the “First Merger”), with Celularity surviving the First Merger as a wholly owned subsidiary of GX (Celularity, in its capacity as the surviving corporation of the First Merger, the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will be merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to herein as the “Surviving Entity”), which will ultimately result in Celularity becoming a wholly-owned direct subsidiary of GX. We refer to the Mergers and the other transactions described in the Merger Agreement collectively hereafter as the “Business Combination”;	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Charter Proposals – to consider and vote upon separate proposals for amendments to GX’s current amended and restated certificate of incorporation and the proposed second amended and restated certificate of incorporation:
	(2) to increase the authorized shares of our common stock to shares and authorized shares of preferred stock to (“Proposal No. 2”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(3) to require an affirmative vote of 66 2/3% of the outstanding shares of our common stock for stockholders to (i) alter, amend, or repeal the proposed Amended and Restated Bylaws of GX (the “Amended and Restated Bylaws”), the full text of which is attached to this proxy statement/prospectus as Annex C, and (ii) remove a director for cause (“Proposal No. 3”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(4) to require an affirmative vote of 66 2/3% of the outstanding shares of our common stock to alter, amend, or repeal Articles V, VI, and VII of the Proposed Charter (“Proposal No. 4”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(5) to approve and adopt the Proposed Charter that includes the approval of Proposal 2, Proposal 3 and Proposal 4 and provides for certain additional changes, including (i) changing GX’s name from “GX Acquisition Corp.” to “Celularity Inc.” and (ii) eliminating certain provisions related to the Business Combination that will no longer be relevant following the Closing, which our board of directors believes are necessary to adequately address the needs of GX immediately following the consummation of the Business Combination (“Proposal No. 5”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6)	The Election of Directors Proposal – to consider and vote upon a proposal to elect, effective at Closing, nine directors to serve staggered terms on our board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified;	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

Nominees:

Robert J. Hariri, M.D., Ph.D. (Class III) 01

John Sculley (Class III) 02

Jay R. Bloom (Class I) 03

Peter Diamandis, M.D. (Class I) 04

Dean C. Kehler (Class II) 05

Lim Kok Thay (Class II) 06

Robin L. Smith, M.D., MBA (Class II) 07

Andrew C. von Eschenbach, M.D. (Class I) 08

Marc Mazur (Class III) 09

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.

(7)	The Equity Incentive Plan Proposal – to consider and vote upon a proposal to approve and adopt the equity incentive award plan established to be effective after the Closing of the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(8)	The Employee Stock Purchase Plan Proposal – to consider and vote upon a proposal to approve and adopt the employee stock purchase plan established to be effective after the Closing of the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(9)	The NASDAQ Proposal – to consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of shares of GX Class A Common Stock to the Celularity stockholders in the Mergers pursuant to the Merger Agreement and to the investors in the private offering of securities to certain investors in connection with the Business Combination; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
(10)	The Adjournment Proposal – to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.